                                                                   Exhibit 99.13

                        CONSENT TO BE NAMED AS A TRUSTEE


     I, Ernest A. Gerardi, Jr., hereby consent to be nominated as a trustee of Archstone-Smith Trust and to be named as such in the Archstone-Smith Trust registration statement on Form S-4 and in the Archstone Communities Trust registration statement on Form S-4 filed with the Securities and Exchange Commission.


Dated: June 22, 2001                   /s/ Ernest A. Gerardi, Jr.
                                       ----------------------------
                                           Ernest A. Gerardi, Jr.